AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                         SWIFT TRANSPORTATION CO., INC.



KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, and for such purpose hereby adopt Articles of Incorporation as follows:

                                    ARTICLE I

                                NAME AND DURATION

         The name of this corporation shall be SWIFT TRANSPORTATION CO., INC. The duration of this corporation shall be perpetual.

                                   ARTICLE II

                                     PURPOSE

         The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Nevada as they may be amended from time to time.

                                   ARTICLE III

                               AUTHORIZED CAPITAL

         The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is One-Hundred-Fifty-One Million (151,000,000) shares consisting of:

                  (i) One-Hundred-Fifty million (150,000,000) shares of Common Stock, par value $0.001 per share (hereinafter referred to as "Common Stock"); and

                  (ii) One million (1,000,000) shares of Preferred Stock, par value $.001 per share (hereinafter referred to as "Preferred Stock").
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         The  Preferred  Stock  may be  issued  from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating,
optional  or  other  special   rights,   and   qualifications,   limitations  or
restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. As so provided in such resolution or resolutions and as and to the extent permitted by law, the shares of any series of the Preferred Stock may be made subject to redemption, or convertible into or exchangeable for shares of any other class or series, by the corporation at its option or at the option of the holders or upon the happening of a specified event.

         Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion, exchange or otherwise, shall return to the status of authorized but unissued Preferred Stock of the same series unless otherwise provided in the resolution or resolutions of the Board of Directors. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors. In case the number of outstanding shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

         No holder of Common Stock or any series of Preferred Stock shall have the right to cumulate votes in the election of directors of the corporation or for any other purpose.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or other securities of the corporation shall have any preemptive right to purchase or subscribe for any unissued stock or security of any class or series or any additional shares of any class or series to be issued by reason of increase in the authorized capital stock of the corporation of any class or series, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the corporation of any class or series. Any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

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
                                    ARTICLE V

                                REGISTERED AGENT

         The name and address of the initial registered agent of the corporation is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

         1. NUMBER AND CLASS OF DIRECTORS.

         The Board of Directors shall have sole authority to determine the number of Directors, within the limits set forth herein, and may increase or decrease the exact number of Directors from time to time by resolution duly adopted by such Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The exact number of Directors shall be seven (7) until so increased or decreased.

         The number of Directors shall be divided into three (3) classes, as nearly equal in number as may be, to serve in the first instance until the first, second and third annual meetings of the Stockholders to be held, respectively, and until their successors shall be elected and shall qualify. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so classified that all classes of Directors shall be increased equally as nearly as may be, and the additional Directors shall be elected as provided herein by the Directors or by the Stockholders at an annual meeting. In case of any decrease in the number of Directors of the Corporation, all classes of Directors shall be decreased equally, as nearly as may be. Election of Directors shall be conducted as provided in these Articles, by law or in the Bylaw.

         The name and mailing address of each person who is to serve as a director until the first, second and third annual meetings of the Stockholders and until their successors are elected and qualified, and the class designation and term of office of each director is:

Name and Mailing Address              Class                     Term of Office
------------------------              -----                     --------------

Rodney K. Sartor                      Class I                   Term Ending 1994
1705 Marietta Way, Suite A
Sparks, Nevada 89431

Earl H. Scudder, Jr.                  Class I                   Term Ending 1994
1705 Marietta Way, Suite A
Sparks, Nevada 89431

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Robert W. Cunningham                  Class II                  Term Ending 1995
1705 Marietta Way, Suite A
Sparks, Nevada  89431

Alphonse E. Frei                      Class II                  Term Ending 1995
1705 Marietta Way, Suite A
Sparks, Nevada  89431

Jerry C. Moyes                        Class III                 Term Ending 1996
1705 Marietta Way, Suite A
Sparks, Nevada 89431

William F. Riley III                  Class III                 Term Ending 1996
1705 Marietta Way, Suite A
Sparks, Nevada 89431

Lou A. Edwards                        Class III                 Term Ending 1996
1705 Marietta Way, Suite A
Sparks, Nevada  89431

         2. VACANCIES.

         Vacancies on the Board of Directors, whether created by increase in the number of Directors, or by death, disability, resignation or removal, shall be filled by a vote of a majority of the Directors then remaining in office at a regular meeting, or a special meeting called for the purpose. Each Director so chosen shall hold office until the next annual meeting of stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation or removal.

         3. REMOVAL OF DIRECTORS.

         A Director may be removed with or without cause by the Stockholders at a special meeting of the Stockholders, called for the purpose in conformity with the Bylaws. The affirmative vote of the holders of two-thirds (2/3) of the voting power of all the shares entitled to vote at such meeting shall be required to remove a Director.

                                   ARTICLE VII

                                  INCORPORATORS

         The name and address of each incorporator of the corporation is:

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
         Name                               Address
         ----                               -------

         A. Egelhoff                        3225 N. Central Ave.
                                            Phoenix, AZ  85012

         R. Walters                         3225 N. Central Ave.
                                            Phoenix, AZ 85012

         J. Hurley                          3225 N. Central Ave.
                                            Phoenix, AZ  85012

         All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of those Articles of Incorporation to the Secretary of the State of Nevada for filing.

                                  ARTICLE VIII

                          INDEMNIFICATION OF OFFICERS,
                         DIRECTORS, EMPLOYEES AND AGENTS

         The corporation shall indemnify, defend and hold harmless any person who incurs expenses, claims, damages, or liability by reason of the fact that he or she is, or was an officer, director, employee or agent of the corporation, to the fullest extent allowed pursuant to Nevada law.

                                   ARTICLE IX

                               REPURCHASE OF STOCK

         The Board of Directors of the corporation may, from time to time, cause the corporation to purchase its own stock to the extent permitted by the laws of the State of Nevada.

                                    ARTICLE X

                                   FISCAL YEAR

         The fiscal year of the corporation shall be determined by the Board of Directors at the organizational meeting and may thereafter be changed from time to time by action of the Board of Directors.

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
                                   ARTICLE XI

                             LIMITATION OF LIABILITY

         To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereafter be amended, any director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary or other damages for breach of fiduciary duties as a director or officer. No repeal, amendment, or modification of this Article XI, whether director or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the corporation occurring prior to such repeal, amendment, or modification. Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of seventy-five percent (75%) of the outstanding shares of stock of this corporation entitled to vote shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with, this Article.

                                   ARTICLE XII

              NON-APPLICABILITY OF CERTAIN STATE ANTI-TAKEOVER LAWS

         Pursuant to Arizona Revised Statutes Section 10-1211(A), the corporation elects not to be subject to Article 2, Chapter 6, Title 10 of the Arizona Revised Statutes, as the same may be amended from time to time. Furthermore, pursuant to Nevada Revised Statutes Sections 78.378 and 78.434, the corporation elects not to be governed by the provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, and 78.411 to 78.444, inclusive, as the same may be amended from time to time.

         IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this 2nd day of July, 1993.

                                        /s/ A. Egelhoff
                                        ----------------------------------------
                                        A. Egelhoff


                                        /s/ R. Walters
                                        ----------------------------------------
                                        R. Walters


                                        /s/ J. Hurley
                                        ----------------------------------------
                                        J. Hurley

                                                                   INCORPORATORS

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